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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): APRIL 12, 2005

                          ASSURANCEAMERICA CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

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
           NEVADA                         0-06334               87-0281240
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(State or other jurisdiction of  (Commission File Number)   (IRS Employer
         incorporation                                    Identification Number)

       RIVEREDGE ONE, SUITE 600
     5500 INTERSTATE NORTH PARKWAY
           ATLANTA, GEORGIA                                    30328
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         (Address of principal executive offices)            (Zip Code)
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                                 (770) 933-8911
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              (Registrant's telephone number, including area code)

                                       N/A
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On April 12, 2005, AssuranceAmerica Corporation (the "Company") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Heritage Assurance Partners, L.P. ("Heritage") and issued 342,000 shares of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock") to Heritage for a total investment of $1.71 million. Pursuant to the terms of the Stock Purchase Agreement, on April 15, 2005, certain other investors became parties to the Stock Purchase Agreement and the Company issued an additional 134,000 shares of Series A Preferred Stock to such investors for a total investment of $670,000. Heritage held 426,000 shares of the Series A Preferred Stock prior to entering into the Stock Purchase Agreement. Pursuant to the terms of the Stock Purchase Agreement, the Company may issue an additional 224,000 shares of Series A Preferred Stock to Heritage or other investors in this private placement transactions.

     Pursuant to the Stock Purchase Agreement, the investors were granted certain co-sale rights with respect to future sales of the Company's common stock held by the Chairman of the Company's Board of Directors, subject to certain limitations, and were granted the right to participate in future offerings by the Company of its capital stock, subject to certain limitations. The Stock Purchase Agreement is filed herewith as Exhibit 10.1.

     The Company has also agreed to provide the investors in this private placement certain registration rights with respect to the shares of common stock issuable on the conversion of the Series A Preferred Stock, pursuant to the terms of a Registration Rights Agreement entered into on April 12, 2005. The Registration Rights Agreement is filed herewith as Exhibit 10.2.

     The summary of the terms described above is qualified in all respects by reference to the full text of the agreements, which have been filed as exhibits hereto.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

     As discussed above, on April 12, 2005, the Company entered into the Stock Purchase Agreement and issued 342,000 shares of Series A Preferred Stock to Heritage for a total investment of $1.71 million. Pursuant to the terms of the Stock Purchase Agreement, on April 15, 2005, certain other investors became parties to the Stock Purchase Agreement and the Company issued an additional 134,000 shares of Series A Preferred Stock to such investors for a total investment of $670,000. The total number of shares purchased by all investors pursuant to the Stock Purchase Agreement represents approximately 8.5% of the Company's outstanding capital stock on an as-converted-to-common stock basis.

     Each share of Series A Preferred Stock is convertible into the number of shares of common stock that results from dividing the per share "Conversion Value" by the per share "Conversion Price" in effect at the time of conversion. The number of shares of common stock into which a share of Series A Preferred Stock is convertible is referred to as the "Conversion Rate." The per share Conversion Price of Series A Preferred Stock initially in effect is $0.50 and the per share Conversion Value of Series A Preferred Stock initially in effect is $5.00. The initial Conversion Price is subject to adjustment in the event of stock splits, stock combinations and certain issuances of capital stock for consideration per share less than the then-current Conversion Price.

     The Series A Preferred Stock is convertible at the option of the holder at any time into shares of the Company's common stock. In addition, each share of Series A Preferred Stock will automatically convert into common stock on the second anniversary of the date on which such share was issued. Each share of Series A Preferred Stock will also automatically convert into common stock immediately prior to the closing of any public offering of any of the Company's equity securities with aggregate proceeds to the Company, at
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the public offering price, of at least $20 million, before underwriting commissions and expenses, and at a per share price of at least three times the then-current Conversion Price.

     The Company's offer and sale of the Series A Preferred Stock pursuant to the private placement described above, including shares of common stock into which the Series A Preferred Stock is convertible (collectively, the "Securities"), was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to the exemptions therefrom provided by
Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. Each investor in this private placement represented and warranted to the Company that such investor was an "accredited investor" as that term is defined in Rule 501 of Regulation D. The private placement was conducted without general solicitation or advertising. All certificates issued representing the Securities will be legended to indicate that they are restricted. No sale of the Securities involved the use of underwriters, and no commissions were paid in connection with the issuance or sale of the Securities.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
YEAR

     Effective April 11, 2005, the Company filed with the Secretary of State of Nevada an Amendment to its Certificate of Designations Establishing the Designations, Powers, Preferences, Limitations, Restrictions and Relative Rights of the Series A Preferred Stock (the "Certificate of Designations"). Pursuant to the Amendment to the Certificate of Designations, the number of shares of the Company's authorized preferred stock that were designated as "Series A Convertible Preferred Stock" was increased from 600,000 to 1,500,000. In addition, the date on which each share of Series A Preferred Stock automatically converts into common stock was changed from June 28, 2006 to the second anniversary of the date on which such share was issued. Finally, the Certificate of Designations was amended to provide that all references in Section 7 of the Certificate of Designations to "a majority of the outstanding Series A Preferred Stock" are deemed to include all shares of Series A Preferred Stock that have been converted into shares of common stock pursuant to Section 5(b)(i) of the Certificate of Designations. The Amendment to the Certificate of Designations is filed herewith as Exhibit 3.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     3.1 Amendment to Certificate of Designations Establishing the Designations, Powers, Preferences, Limitations, Restrictions and Relative Rights of Series A Convertible Preferred Stock of AssuranceAmerica Corporation.

     10.1 Stock Purchase Agreement among AssuranceAmerica Corporation and certain investors.

     10.2 Registration Rights Agreement among AssuranceAmerica Corporation and certain investors.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 15, 2005                            ASSURANCEAMERICA CORPORATION



                                          By:  /s/ Renee Pinczes
                                               --------------------------
                                               Senior Vice President and
                                               Chief Financial Officer


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